EXHIBIT 10.1

ABSOLUTE TOTAL SHAREHOLDER RETURN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

2021 EQUITY PARTICIPATION PLAN OF LTC PROPERTIES, INC.

LTC Properties, Inc., a Maryland corporation (the “Company”), and «Grantee», an employee of the Company (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.

Performance Stock Unit Award. The Company hereby confirms the award (the “Award”) of performance stock units to the Grantee on «AwardDate» (the “Date of Award”) of «TargetShares» (the “Performance Stock Units” or “PSUs”). A PSU shall be deemed equivalent in value to one share of Common Stock of the Company. The Award under this agreement (the “Agreement”) is made under and subject to the terms and conditions of the Company’s 2021 Equity Participation Plan of LTC Properties, Inc. (the “Plan”) and this Award is intended as a Performance Award under Section 9.2 of the Plan. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This award of PSUs is contingent on and shall be effective only upon receipt by the Company of this Agreement executed by the Grantee (the “Effective Date”) and satisfaction of the Performance Criteria described herein.

2.

Acceptance of Performance Stock Units. The Grantee accepts this Award of PSUs confirmed by this Agreement, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that except as provided in Section 12.2 of the Plan, no alteration, amendment, revocation or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the PSUs.

3.	Performance Criteria
A.

Performance Period and Performance Criteria. The performance period for this award begins on the Date of Award and ends on «PerfPerDate» (the “Performance Period”). The percentage of the Award earned and vested will be established in writing by the Committee based on the Company’s total shareholder return (the “aTSR”). The aTSR shall be calculated starting on the Date of the Award, assuming dividend reinvestment, and measured using the twenty (20) trading-day average price of the Common Stock of the Company immediately prior to the end of the Performance Period. The Committee may, in its sole discretion, make any equitable adjustment in the calculation consistent with the intent of this Agreement. The following table reflects the Performance Criteria for which the aTSR Growth will be measured for the percent of PSUs awarded and vested at the end of the Performance Period:

	Cumulative aTSR Growth During Performance Period	Earnout and Vesting as % of Target	Equivalent CAGR aTSR
Maximum

Target

Threshold

*Linear interpolation of aTSR percentile and percent of target PSUs earned will be applied between values shown above

Following the end of the Performance Period, the Committee will certify in writing the level of aTSR Growth achieved by the Company.

B.	Vesting and Forfeiture. Vesting of PSUs (rounded to the nearest whole PSU) shall occur after such certification under the following rules:
i.

Employment Through the End of the Performance Period. If the Grantee remains employed with the Company (or as applicable, continues to provide services to the Company) on the ending date of the Performance Period and the PSUs have not previously vested or been forfeited to the Company, the Grantee shall vest in the number of PSUs multiplied by the percent of Target achieved by the Company, as certified in writing by the Committee. As of the date of the Committee’s written certification, all restrictions on the vested PSUs shall lapse, and the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested PSU. Except as otherwise set forth in this Section 3(B), the Grantee must be employed by the Company on the last day of the Performance Period in order to be eligible to receive payment of the Award.

ii.

Separation From Service Due to Death or Disability. If the Grantee experiences a Separation From Service prior to the end of the Performance Period because of the Grantee’s death or disability and the PSUs have not been previously vested or been forfeited to the Company, then the unearned PSUs as of the date of the Separation From Service due to death or disability shall be deemed to be earned and vested at 100% of Target, and the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested PSU. For the avoidance of doubt, a Grantee who experiences a Separation From Service due to death or disability shall not have the opportunity to earn and vest any PSUs in excess of the Target.

iii.

Voluntary Separation From Service or Involuntary Separation From Service for Cause. If the Grantee experiences a voluntary Separation From Service (other than as provided below) or an involuntary Separation From Service for Cause prior to the last day of the Performance Period, all unearned and unvested PSUs shall, upon such Separation From Service and without any further action, be forfeited to the Company by the Grantee and cease to be issued and outstanding PSUs.

iv.

Involuntary Separation From Service Without Cause or a Voluntary Separation From Service for Good Reason and Without a Change in Control. If the Grantee experiences an involuntary Separation From Service as the result of being terminated by the Company without Cause or a voluntary Separation From Service for Good Reason, and such Separation From Service does not occur: (a) within the 24-month period immediately following a Change in Control, or (b) prior to and in connection with a Change in Control, and if the PSUs have not vested or been forfeited to the Company, then the Grantee shall vest in the PSUs multiplied by the Earnout and Vesting as a % of Target achieved by the Company at the conclusion of the Performance Period (as certified in writing by the Committee) and prorated based on the number of full months that the Grantee was employed by the Company (or as applicable, provided services to the Company) during the full Performance Period. As of the date of the Committee’s written certification, all restrictions on the vested PSUs shall lapse, and the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested PSU (which shall be at the same time as for then-employed participants). For purposes of this Section 3(B)(iv), an involuntary Separation From Service without Cause or voluntary Separation From Service for Good Reason within 180 days preceding a Change in Control will be deemed to have been a Separation From Service in connection with a Change in Control. In determining whether a Separation From Service occurring more than 180 days preceding a Change in Control constitutes a Separation From Service in connection with a Change in Control, the Administrator shall consider the totality of facts and circumstances surrounding such Separation from Service.

v.

Timing and Calculation of Vesting Upon a Change in Control where the Purchaser assumes the Plan and this Agreement. Upon a Change in Control under which the purchaser assumes the Plan and this Agreement, the Award shall be calculated based on actual aTSR performance through the date of the Change in Control using the transaction stock price for LTC Properties,Inc. to calculate the Cumulative aTSR Growth for the end of the performance period, and measuring the level of achievement through application of the “Equivalent CAGR aTSR” column of the table in Section 3(A) above (the “CIC Earned PSUs”). The CIC Earned PSUs shall then remain subject to time-based vesting requirements and vest in full upon «PerfPerDate». As of the date of the vesting, all restrictions on the vested CIC Earned PSUs shall lapse, the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested CIC Earned PSU. Except as otherwise provided in this Section 3(B), Grantee must be employed by the Company on the last day of the Performance Period in order to be eligible to receive payment of the Award.

vi.	Timing and Calculation of Vesting Upon a Change in Control where the Purchaser does not assume the Plan and this Agreement. Notwithstanding any provision in this Agreement to the contrary, if the successor to the Company as part of the Change in Control does not assume the Plan and this Agreement, then the CIC Earned PSUs (as determined in Section 3(B)(v)) shall immediately vest and the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested CIC Earned PSU immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, to the extent that the CIC Earned PSUs are deemed at the time to constitute “deferred compensation” as defined under Section 409A of the Code, then any acceleration of the CIC Earned PSUs that is triggered by a Change in Control shall be subject to the Change in Control also constituting a “change in control” as described in Section 1.409A-3(i)(5)(v) of the Treasury Regulations, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code.

vii.

Involuntary Separation From Service Without Cause or Voluntary Separation for Good Reason in Connection with a Change in Control. Notwithstanding Section 3(B)(v) and any other provision in this Agreement to the contrary, if the Grantee experiences an involuntary Separation From Service without Cause or a voluntary Separation with Good Reason: within the 24 months following a Change in Control, or prior to a Change in Control, but in connection with the Change in Control, then the CIC Earned PSUs shall, except as provided below, immediately vest and the Company shall issue to Grantee one share of Common Stock of the Company in satisfaction of each vested CIC Earned PSU (and with respect to a Separation From Service covered by this section that occurs prior to a Change in Control, vesting of the Award shall not occur until the consummation of the transaction). For purposes of this Section 3(B)(vii), an involuntary Separation From Service without Cause or voluntary Separation From Service for Good Reason within 180 days preceding a Change in Control will be deemed to have been a Separation From Service in connection with a Change in Control. In determining whether a Separation From Service occurring more than 180 days preceding a Change in Control constitutes a Separation From Service in connection with a Change in Control, the Administrator shall consider the totality of facts and circumstances surrounding such Separation From Service. For the avoidance of doubt, in the event that Grantee experiences an involuntarily Separation From Service without Cause or a voluntary Separation of Service for Good Reason as a result of a contemplated Change in Control that does not occur, such a Separation From Service shall be treated as a Separation From Service under Section 3(B)(iv) and shall not be treated as a Separation From Service under this Section 3(B)(vii) because of the non-occurrence of the Change in Control.

C.

Dividend Equivalents. Grantee is hereby provided with Dividend Equivalents (as defined in Section 9.3 of the Plan), and at such time as restrictions on the PSUs lapse and vesting occurs, Grantee shall receive an amount equal to any cash dividends that would have been payable to Grantee if Grantee had been directly issued an amount of Common Stock of the Company equivalent to the PSUs on the Date of Award. The Dividend Equivalents shall be paid in cash (minus applicable tax withholding) and limited to the actual number of PSUs which become vested under this Section 3. This Section 3(C) shall not apply to record dates for dividends occurring prior to the Date of Award or after vesting occurs.

D.	No Alienation of Performance Stock Units. No Grantee shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any of the PSUs, or any rights or interests appertaining to the PSUs, prior to the lapse of the restrictions imposed herein.

E.

Compliance with Laws. The Grantee understands the provisions of Article 12.9 of the Plan to the effect that the obligation of the Company to issue shares of Common Stock under the Plan is subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed, if deemed necessary or appropriate by counsel for the Company and (iii) any other applicable laws, regulations, rules and orders which may then be in effect.

F.

Share Certificates. The certificate or certificates representing the shares to be issued or delivered hereunder may bear any legends required by any applicable securities laws and may reflect any transfer or other restrictions imposed by the Plan, and the Company may at some time issue to the stock transfer agent appropriate stop-transfer instructions with respect to such shares. In addition, also as a condition precedent to the issuance or delivery of shares, the Grantee may be required to make certain other representations and warranties and to provide certain other information to enable the Company to comply with the laws, rules, regulations and orders specified under the first sentence of this Section 3(F) and to execute a joinder to any shareholders’ agreement of the Company, in the form provided by the Company, pursuant to which the transfer of shares received under the Plan may be restricted.

4.

Withholding of Taxes. The Grantee will be advised by the Company as to the amount of any Federal income or employment taxes required to be withheld by the Company on the compensation income resulting from the vesting and lapse of restrictions on the PSUs and Dividend Equivalents. State, local or foreign income or employment taxes may also be required to be withheld by the Company on any compensation income resulting from the award, vesting and/or payment of the PSUs and Dividend Equivalents. The Grantee will pay any taxes required to be withheld directly to the Company upon request. Notwithstanding any provision to the contrary, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable (or elect the withholding of cash for which Dividend Equivalents are payable) under the Agreement (or allow the return of shares of already-owned Common Stock) having a Fair Market Value equal to the sums required to be withheld, provided that any such withholding does not cause an adverse accounting consequence or cost.

If the Grantee does not pay any taxes required to be withheld directly to the Company within ten days after any request as provided above, the Company may withhold such taxes from any other compensation to which the Grantee is entitled from the Company. The Grantee will hold the Company harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so. Payment of the tax withholding shall be a condition to the issuance of shares of Common Stock pursuant to this Agreement.

5.

Interpretation of Plan and Agreement. This Agreement is a Performance Award referred to in Article 9.2 of the Plan. The provisions of the Plan shall apply in all cases. If there is any conflict between the Plan and this Agreement, the provisions of the Plan will control. Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of the Plan or this Agreement will be resolved by the Administrator and the decision of the Administrator will be final, binding and conclusive for all purposes.

6.

Effect of Agreement on Rights of Company and Grantee. This Agreement does not confer any right on the Grantee to continue in the employ of the Company (or as applicable, continues to provide services to the Company) or interfere in any way with the rights of the Company to terminate the employment or services of the Grantee or for the Grantee to voluntarily quit employment or services with the Company.

7.	Binding Effect. This Agreement will be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.
8.

Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

9.

Amendment. Except as otherwise provided in Section 12.2 of the Plan, this Agreement may be amended only by a written instrument signed by the Company and, to the extent the amendment materially impairs the rights of the Grantee, by the Grantee.

10.

409A. The Plan and this Agreement are designed and administered to be exempt from Section 409A of the Code. To the extent that the Administrator or any governmental agency determines that any PSU granted hereunder is subject to Section 409A of the Code, the Agreement shall incorporate (or shall be amended to incorporate) the terms and conditions necessary to avoid the consequences specified in Section 409A(a) of the Code. Notwithstanding anything in this Agreement to the contrary, if any amounts that become due under this Agreement on account of Grantee’s termination of employment constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment of such amounts shall not commence until Grantee incurs a Separation From Service. If, at the time of Grantee’s Separation From Service under this Agreement, Grantee is a “specified employee” (within the meaning of Section 409A of the Code), any amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that become payable on account of Grantee’s Separation From Service will not be paid until after the end of the sixth calendar month beginning after Grantee’s Separation From Service (“409A Suspension Period”) to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. Within 14 calendar days after the end of the 409A Suspension Period, Grantee shall be paid a lump sum payment equal to any payments delayed because of the preceding sentence, without interest. Thereafter, Grantee shall receive any remaining benefits as if there had not been an earlier delay. Each payment or benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 409A of the Code.

11.

Section Headings. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

12.	Governing Law and Jurisdiction. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Date of Award.

LTC PROPERTIES, INC.

By:
Name:
Title:

GRANTEE:

«Grantee»